SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

Youbet.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26015	95-4627253

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5901 De Soto Avenue, Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

(818) 668-2100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events

Youbet is providing the equity compensation plan information set forth below to facilitate Institutional Shareholder Services (ISS) with its analysis of Youbet’s proposal that stockholders approve the Youbet.com, Inc. Equity Incentive Plan. This proposal and the Equity Incentive Plan are described in Youbet’s definitive proxy statement, as filed with the Securities and Exchange Commission on May 2, 2005, and stockholders will vote on the Equity Incentive Plan at Youbet’s annual meeting on June 2, 2005. If approved, the Equity Incentive Plan will amend, restate and replace Youbet’s 1998 Stock Option Plan.

Youbet has historically issued stock options to its employees, and warrants in connection with financing and other business transactions. For ISS’s purposes, the table below summarizes certain information set forth in Note 5 to Youbet’s consolidated financial statements for the quarter ended March 31, 2005, as filed with Youbet’s Form10-Q for that period.

Equity Compensation Plan Information

     The following table sets forth certain information regarding Youbet’s 1998 Stock Option Plan as of March 31, 2005.

				C
				Number of
				Securities
				Available for
				Future Issuance
				Under Equity
	A		B	Compensation Plans
	Number of Securities		Weighted-Average	(Excluding
	to be Issued Upon		Exercise Price of	Securities Warrants
	Exercise of		Outstanding	and Rights Warrants
	Outstanding Options,		Options, Warrants,	and Rights
Equity Compensation Plans	Warrants, and Rights		and Rights	Reflected in (A))
Stock Options Approved by Security Holders	5,507,483	[1]	$1.56	15,520	[2]
Warrants Approved by Security Holders	135,000	[3]	$0.78	—

TOTAL	5,642,483		$1.54	15,520	[2]

[1]	The weighted average remaining life of outstanding options as of March 31, 2005 was 5.6 years.

[2]	Does not include the 750,000 shares that stockholders are being asked to approve at the 2005 annual meeting as part of the Equity Incentive Plan proposal.

[3]	The weighted average remaining life of outstanding warrants as of March 31, 2005 was 1.9 years. Of the 135,000 outstanding warrants: 125,000 were issued in connection with financing transactions; 10,000 were issued to a track partner for services rendered to Youbet; and no warrants were issued to employees for services rendered or to be rendered.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBET.COM, INC.
Date: May 24, 2005	By:	/s/ Charles R. Bearchell
Charles R. Bearchell
Chief Financial Officer